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                                                                    EXHIBIT 4.23

           VOID AFTER 3:30 P.M., MOUNTAIN TIME, ON THE EXPIRATION DATE

                        WARRANT TO PURCHASE COMMON SHARES

                                POPMAIL.COM, INC.

Warrant No. EB-1

         This is to Certify That, FOR VALUE RECEIVED, eBANKER USA.COM, INC., 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203 ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from POPMAIL.COM, INC. ("Company"), a Minnesota corporation, at any time until 3:30 P.M., Mountain Time, on December 10, 2004 ("Expiration Date"), 121,875 Common Shares of the Company. Notwithstanding the foregoing, the Holder shall be required to exercise this Warrant during the thirty (30) days after the last trading day that the closing bid price of a Common Share exceeds $6.00 (as adjusted in the same manner that adjustments in the Exercise Price are made as provided herein) for twenty (20) consecutive trading days. If not exercised during such thirty (30) day period, the Expiration Date shall be the thirtieth day. The purchase price per Common Share shall initially be $2.00. The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for a Common Share may be adjusted from time to time as hereinafter set forth. The purchase price of a Common Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of warrants identical in form issued by the Company to purchase Common Shares of the Company and the term "Warrants" as used herein means all such Warrants (including this Warrant). The Common Shares, as adjusted from time to time, underlying the Warrants are hereinafter sometimes referred to as "Warrant Shares" and include all Common Shares that have been issued upon the exercise of the Warrants and all unissued Common Shares underlying the Warrants.

         This Warrant is being issued in connection with that certain Loan Agreement between the Company and eBanker USA.Com, Inc. dated December 10, 1999 (the "Loan Agreement").

         (A) VESTING OF WARRANT SHARES. Holder's rights to purchase the Warrant Shares hereunder are exercisable only to the extent that all, or any portion thereof, have vested in the Holder. The Warrant Shares shall vest on the vesting dates set forth below until the Warrant is fully vested, as set forth in the following schedule:

                  (1) Warrants to purchase up to 89,375 Common Shares shall vest on the date hereof; and

                  (2) Warrants to purchase up to 32,500 Common Shares shall vest upon the Company's election, pursuant to the Loan Agreement, to extend the date on which the outstanding principal balance of the Company's loan from eBanker USA.Com, Inc. is due.





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         Notwithstanding anything to the contrary contained herein, in the event that the Company does not elect to extend the date on which its loan from eBanker USA.Com, Inc. is due, that portion of the Warrant described in Paragraph
(a)(2) shall lapse.

         (B) EXERCISE OF WARRANT. To the extent vested, this Warrant may be exercised in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Common Shares specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (i) hereof. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Common Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Purchase Form and the Exercise Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

         (C) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

         (D) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Common Share called for upon any exercise hereof, the Company shall, upon receipt by the Company or the Company's stock transfer agent of the Exercise Price on such fractional share, pay to the Holder an amount in cash equal to such fraction multiplied by the current value of such fractional share, determined as follows:

                  (1) If the Common Shares are listed on a national securities exchange or a foreign exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as The Nasdaq SmallCap Market ("SCM") or the Nasdaq National Market ("NNM") or the OTC Bulletin Board, then the current value shall be the last reported sale price of the Common Shares on such an exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the


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         closing bid prices for the Common Shares for such day on such exchange or such system shall be used; or

                  (2) If the Common Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Shares are not so listed or admitted to unlisted trading privileges and if bid prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

         (E) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Common Shares purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated except in compliance with federal and state securities laws. Any transfer or assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (F) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (G) ADJUSTMENT PROVISIONS.

                  (1) Adjustments of the Exercise Price.



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                           (A) If the Company subdivides its outstanding Common
                  Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding Common Shares into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on Common Shares, including a distribution of Convertible Securities, to shareholders of the Company on a pro rata basis shall be considered a subdivision of Common Shares for the purposes of this subsection (1)(A) of this Section, except that the adjustment will be made as of the record date for such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the Common Shares underlying such Convertible Securities.

                           (B) If the Company shall at any time distribute or
                  cause to be distributed to its shareholders, on a pro rata basis, cash, assets, or securities of any entity other than the Company, then the Exercise Price in effect immediately prior to such distribution shall automatically be reduced by an amount determined by dividing (x) the amount (if cash) or the value (if assets or securities) of the holders' of Warrants (as such term is defined in the first paragraph hereof) pro rata share of such distribution determined assuming that all holders of Warrants had exercised their Warrants on the day prior to such distribution, by (y) the number of Common Shares issuable upon the exercise of Warrants (as such term is defined in the first paragraph hereof) by the holders thereof on the day prior to such distribution.

                           (C) If the Company defaults in making any payment
                  required pursuant to a promissory note dated December 10, 1999, in the amount of $325,000 from the Company to eBanker USA.Com, Inc., the Exercise Price shall be reduced to $0.01.

                  (3) No Adjustment for Small Amounts. Anything in this Section
         (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

                  (4) Number of Shares Adjusted. Upon any adjustment of the Exercise Price pursuant to subsection (1)(A) or (B) of this Section, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares initially issuable upon exercise of this Warrant by the Exercise



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         Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

                  (5) Definitions.

                           (A) Whenever reference is made in this Section (f) to
                  the distribution of Common Shares, the term "Common Shares" shall mean the Common Shares of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Shares. However, subject to the provisions of Section (i) hereof, Common Shares issuable upon exercise hereof shall include only Common Shares of the class designated as Common Shares of the Company as of the date hereof.

                           (B) Whenever reference is made in this Section (f) to
                  the distribution of Convertible Securities, the term "Convertible Securities" shall mean options or warrants or rights for the purchase of Common Shares of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Shares of the Company.

                  (6) Determination of Date of Issue. In case the Company shall take a record of the holders of Common Shares for the purpose of entitling them to receive a dividend or other distribution payable in Common Shares or in Convertible Securities, then such record date shall be deemed to be the date of the issue of the Common Shares deemed to have been issued upon the declaration of such dividend or the making of such other distribution, as the case may be.

                  (7) Treasury Shares. For the purpose of this Section (f), Common Shares at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

         (H) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer and warrant agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

         (I) NOTICES TO HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution,



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liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (J) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for distribution of the shares of the subsidiary.

         (K) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  (1) By no later than March 10, 2000, the Company will file and have declared effective a registration statement under the Securities Act of 1933, as amended (the "Act"), registering the Warrant Shares for resale. If for any reason such registration statement is not declared effective on or before March 10, 2000, the Exercise Price shall be reduced to $1.50. If such registration statement is not declared effective on or after March 11, 2000 and on or before April 9, 2000, the Exercise Price shall be reduced to $1.25 commencing April 10, 2000. The Exercise Price shall be reduced an additional $0.25 for each thirty
         (30) day period or portion thereof commencing May 10, 2000, that such registration statement is not declared effective; provided that, the Exercise Price shall not be reduced to below $0.25.



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         Upon any reduction in the Exercise Price pursuant to this Section
         (j)(1), the number of Warrant Shares the Holder of this Warrant shall be entitled to purchase shall be increased to such number as is determined by dividing $178,500 by the reduced Exercise Price. Nothing contained herein shall relieve the Company of the requirement to file and have declared effective such registration statement by March 10, 2000, or relieve the Company for liability for any damages that the Holder may incur as a result of the failure of the Company to comply with such requirement.

                  (2) In connection with such registration statement, the Company shall:

                           (A) Supply to each selling Holder a copy of the
                  registration statement and a reasonable number of copies of the preliminary, final and other prospectus in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Holders shall reasonably request.

                           (B) Bear the complete cost and expense (other than
                  any selling commissions relating to the sale of the Warrant Shares, which shall be paid by the sellers thereof) of such registration statement.

                           (C) Keep effective such registration statement until
                  the first of the following events occur: (i) 12 months have elapsed after the effective date of such registration statement or (ii) all of the registered Warrant Shares issued by the Company either before or after the effective date of such registration statement have been publicly sold under such registration statement.

                           (D) Use its best efforts to register or qualify the
                  Warrant Shares for sale in those states requested by the person selling the Warrant Shares; provided that, the Company shall not be required to register or qualify Warrant Shares for sale in any state in which the sale of the Warrant Shares by the person selling the Warrant Shares would be exempt from having to be registered or qualified in such state. The determination of whether or not such an exemption exists shall be made by counsel for the Company and such determination shall be provided in writing to the person desiring to sell Warrant Shares in a state.

                           (E) Indemnify and hold harmless each such Holder and
                  each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder, any Warrant Shares, from and against any and all losses, claims, damages, and liabilities (including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement furnished pursuant to clause (A) of this subsection, or any prospectus included therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be




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                  furnished in writing to the Company by such Holder or
                  underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of the Act; provided, however, that the Company shall not be so obligated to indemnify any such Holder or underwriter or controlling person unless such Holder and underwriter shall at the same time indemnify the Company, its directors, each officer signing any registration statement or any amendment to any registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus furnished pursuant to Clause (A) of this subsection, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, underwriter or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or underwriter or controlling person expressly for use therein. The Company shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Company. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Warrant Shares by such underwriter to a person if such underwriter failed to send or give a copy of the prospectus furnished pursuant to Clause (A) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to the Holders pursuant to said Clause (A)), to such person with or prior to the written confirmation of the sale involved.

                  (3) Each Holder shall supply such information as the Company may reasonably require from such Holder, or any underwriter for such Holders, for inclusion in such registration statement or posteffective amendment.

                  (4) The Company's agreements with respect to the Warrant Shares in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

                  (5) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to the Holder at the Holder's address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 4801 West 81st Street, Suite 112, Bloomington, Minnesota 55437. The Company may change its address by written notice to the Holder.



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         (L) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may
cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

         "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

         (M) EXCHANGE PROVISIONS.

                  (1) For purposes of this Section (l), this Warrant shall be deemed to represent the same number of Warrants as there are Warrant Shares underlying this Warrant. For example, if there are 10,000 Warrant Shares underlying this Warrant, then for purposes of this Section (l) the Holder shall be deemed to hold 10,000 Warrants.

                  (2) For purposes of this Section (l), the following terms shall have the following meanings:

                           (A) "Current Market Value of a Warrant Share" shall
                  be the current value of a Warrant Share as determined under Section (c)(1) or (2) hereof except that the time of the determination thereunder shall be the last business day prior to the day the Company receives a notice from the Holder under this Section (l).

                           (B) "Warrant Value" shall mean the Current Market
                  Value of a Warrant Share minus or less the Exercise Price payable under this Warrant as of the close of business on the last business day prior to the day the Company receives a notice from the Holder under this Section (l).

                  (3) The Holder shall have the right to exchange, in a cashless transaction, all or part of the Holder's Warrants for Common Shares issued by the Company at anytime prior to the Expiration Date of such Warrants by providing written notice ("Notice") to the Company.

                  (4) Within 10 days after receipt of such Notice by the Company, the Company shall issue the number of Common Shares of the Company to the Holder which is determined by dividing the Warrant Value of the Warrants being exchanged by the Current Market Value of a Warrant Share as of the date the Notice is received by the Company.



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

                  (5) The Holder shall surrender the Warrant which the Holder is exchanging for Common Shares upon receipt thereof. If the entire Warrant is being exchanged by the Holder for Common Shares, the Company shall cancel the entire Warrant. If less than the entire Warrant is being exchanged for Common Shares, the Company shall issue a new Warrant to the Holder representing the portion of this Warrant which was not exchanged for Common Shares.

         (N) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Colorado.

Dated:  December 10, 1999


                                       POPMAIL.COM,  INC.



                                       By:
                                          --------------------------------------
                                          Thomas W. Orr, Chief Financial Officer




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



                                  PURCHASE FORM



                                       Dated:
                                             -----------------------------------


         The undersigned hereby irrevocably elects to exercise the Warrant to
the extent of purchasing              shares of Common Shares and hereby makes
payment of $                in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF SHARES


Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------


                                 ASSIGNMENT FORM



                                       Dated:
                                             -----------------------------------

FOR VALUE RECEIVED,
                   -------------------------------------------------------------

hereby sells, assigns and transfers unto
                                        ----------------------------------------

Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------
the right to purchase Common Shares represented by this Warrant to the extent of Common Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                       Signature:



                                       -----------------------------------------